 Exhibit 99.1

News Release

PartnerRe Ltd. Announces Completion of Acquisition by EXOR

PEMBROKE, Bermuda, March 18, 2016 -- PartnerRe Ltd. (NYSE: PRE) (the “Company”) today announced that the acquisition of the Company by EXOR has been completed in accordance with the terms of the merger agreement, previously announced on August 3, 2015.

Under the terms of the merger agreement, common shareholders of record as of immediately prior to the effective time of the Merger are entitled to receive per share consideration of $137.50 and a one-time special cash dividend of $3.00 per share. The Company is also paying a pro-rata quarterly dividend of $0.13 per common share for the period March 1- March 17, 2016, payable to common shareholders of record as of immediately prior to the effective time of the Merger. Pursuant to the terms of the merger agreement and effective immediately, PartnerRe common shares will no longer be traded on the New York Stock Exchange (“NYSE”).

In connection with the consummation of the transaction, holders of the Company’s outstanding preferred shares as of the Closing are entitled to receive a cash payment of $1.25 per share (approximately $42.7 million in the aggregate). The Company’s preferred shares will continue to be traded on the NYSE following the Closing. Additional information will be provided in due course relating to the launch of an exchange offer, referred to as the Alternate Exchange Offer in the merger agreement, whereby existing preferred shares can be exchanged for new preferred shares with an extended redemption date.

The Company also announced its Board of Directors will be comprised of John Elkann, Mario Bonaccorso, Brian Dowd, Patrick Thiele and Enrico Vellano (see biographies below).

The new Board of Directors is scheduled to convene for the first time on March 24, 2016, when they expect to nominate the Chairman and appoint the next permanent CEO (who is expected to be selected from PartnerRe’s existing management).

Board member biographies:

John Elkann

John Elkann is Chairman and Chief Executive Officer of EXOR and Chairman of Fiat Chrysler Automobiles N.V. Born in New York in 1976, Mr. Elkann obtained a scientific baccalaureate from the Lycée Victor Duruy in Paris, and graduated in Engineering from Politecnico di Torino University. While at university, he gained work experience in various companies of the Fiat Group in the UK and Poland (manufacturing) as well as in France (sales and marketing). He started his professional career in 2001 at General Electric as a member of the Corporate Audit Staff, with assignments in Asia, the USA and Europe. John Elkann is Chairman of Giovanni Agnelli e C. Sapaz. and Italiana Editrice. He is a board member of CNH Industrial, The Economist Group and News Corporation. Mr. Elkann is a member of MoMA’s board of trustees and serves as Vice Chairman of the Italian Aspen Institute and of the Giovanni Agnelli Foundation.

PartnerRe Ltd. Wellesley House South, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Mario Bonaccorso

Mario Bonaccorso is Managing Director of EXOR, where he is responsible for Investments and for the management of EXOR’s portfolio companies. Mr. Bonaccorso has held that position since October 2007. Prior to joining EXOR, Mr. Bonaccorso worked as a Research and Development Telecom Engineer at Qualcomm Inc., as an engagement manager at McKinsey&Co. and as Chief Investment Officer of Jupiter Finance. Born in Italy in 1976, Mr. Bonaccorso has a Master of Science cum laude in Telecommunications Engineering at Politecnico di Torino University and an MBA with honors from INSEAD. Mr. Bonaccorso has served on behalf of EXOR on the Board of Directors of Cushman & Wakefield, Banijay Holding and Banca Leonardo and currently serves as a director of EXOR SA.

Brian Dowd

Brian Dowd was a member of the Office of the Chairman, focusing on underwriting-related matters including oversight of the ACE Group’s product boards, the general underwriting disciplines of the company’s profit centers, outward reinsurance placements and run-off operations, as well as special strategic projects. Mr. Dowd previously held relevant positions at ACE from 1997 until his appointment as Chairman of ACE’s Insurance – North America business segment in 2006. He also held the role of Vice Chairman, ACE Limited from 2009 until his retirement in 2015. Prior to that, Mr. Dowd held underwriting positions of increasing responsibility at Arkwright Mutual Insurance Company over a seven-year period. He holds a Bachelor of Science in Finance from Northern Illinois University as well as the Chartered Property Casualty Underwriter (CPCU) professional designation.

Patrick Thiele
Patrick A. Thiele served as Chief Executive Officer of PartnerRe Ltd. from 2000 until his retirement in 2010. In February 2014, Mr. Thiele joined the board of One Beacon Insurance Group, and in February 2015, he joined the boards of the investment companies in the Mairs and Power family of mutual funds. Mr. Thiele previously held executive roles at CGU (now Aviva) and at The St. Paul Companies, where he spent the first 20 years of his insurance career, culminating in his appointment as its Chief Executive Officer of Worldwide Insurance Operations. Mr. Thiele began his career in 1975, working as a securities analyst with the National Bank of Detroit. He holds both a B.S. in Finance and an MBA from the University of Wisconsin, Madison, as well as the Chartered Financial Analyst designation.

Enrico Vellano

Enrico Vellano is the Chief Financial Officer (CFO) of EXOR. He was born in Torino in 1967 and graduated in Economics at the University of Torino. In 1992, he started his professional career at Arthur Andersen. In 1995, he joined SAI Assicurazioni where he specialized in the management of equities and bonds portfolios. In 1997, he started his working experience at IFIL, the investment company controlled by the Agnelli Family. He held increasingly senior positions until 2006 when he was named Chief Financial Officer of IFIL, which was merged with IFI in 2009 to create EXOR. He is also a board member of Juventus Football Club, Almacantar and Emittenti Titoli.

PartnerRe Ltd. Wellesley House South, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

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PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multi-line and other lines in its Non-life operations, mortality, longevity and accident and health in its Life and Health operations, and alternative risk products. For the year ended December 31, 2015, total revenues were $5.4 billion. At December 31, 2015, total assets were $21.4 billion, total capital was $7.7 billion and total shareholders’ equity attributable to PartnerRe was $6.9 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Robin Weinberg/Spencer Waybright
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House South, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com